Exhibit 99.1

ALTRIA COMPLETES ACQUISITION OF NJOY HOLDINGS, INC.; UPDATES 2023 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - June 1, 2023 - Altria Group, Inc. (Altria) (NYSE:MO) announces that we have completed our acquisition of NJOY Holdings, Inc. (Transaction). We have also updated our guidance for 2023 full-year adjusted diluted earnings per share (EPS) in connection with the Transaction.

“The completion of this Transaction is a transformative step in our goal of Moving Beyond Smoking,” said Billy Gifford, Altria’s Chief Executive Officer (CEO). “We are pleased to have received antitrust clearance and we are now fully focused on responsibly accelerating U.S. adult smoker and adult vaper adoption of NJOY ACE, currently the only pod-based e-vapor product to receive marketing authorization from the FDA.”

“Our updated 2023 full-year EPS guidance range includes planned investments behind the U.S. commercialization of NJOY ACE and reflects our goal to deliver strong shareholder returns while making progress toward our Vision.”

“We are excited to combine our resources with NJOY’s talented team to benefit adult tobacco consumers across the country,” said Shannon Leistra, the new President and CEO of NJOY, LLC.

E-Vapor Marketing and Commercialization Plans
•NJOY e-vapor products will be marketed by NJOY, LLC (NJOY), a wholly owned subsidiary of Altria. The new President and CEO of NJOY is Shannon Leistra, who previously served as Senior Vice President and Consumer Experience Officer (CXO), Altria Client Services LLC. Prior to the CXO role, Ms. Leistra held various operating company leadership positions, including President and CEO of USSTC. Ms. Leistra also led the integration of Helix and has extensive leadership experience across our sales and brand management organizations.
•NJOY’s products will be distributed by Altria Group Distribution Company. Our sales force has significant U.S. retail coverage and decades of experience supporting the responsible retailing of tobacco products.
•Our teams will be immediately focused on optimizing the NJOY ACE (ACE) brand proposition, including (i) enhancing ACE’s brand equity to increase the brand’s awareness and appeal among adult smokers and adult vapers and (ii) identifying and addressing opportunities in existing stores, such as distribution gaps and merchandising improvements.
•We are working to strengthen NJOY’s global supply chain to provide sustainable support for the anticipated volume increase associated with our long-term ACE expansion plans.
•We have identified a total of approximately 70,000 U.S. retail stores (including existing stores) for our initial ACE expansion phase. The stores in the initial phase represent approximately 70% of e-vapor volume and 55% of cigarette volume sold in the U.S. multi-outlet and convenience channel.
6601 West Broad Street, Richmond, VA 23230

Transaction-related Financial Implications
•We funded the Transaction cash payments of approximately $2.75 billion through a combination of a $2 billion term loan, commercial paper and available cash.
•We expect to receive final payment of $1.7 billion (plus interest) from Philip Morris International Inc. (PMI) by July 15, 2023 as a part of our total $2.7 billion transition agreement for the IQOS Tobacco Heating System®. We will use these proceeds to reduce the outstanding term loan balance.
•Beginning in the second quarter of 2023, financial results for NJOY will be reported within the "All Other" category.
•We expect the Transaction to be accretive to cash flow in 2025 and accretive to adjusted diluted EPS in 2026. We also expect the return on invested capital for the Transaction to exceed our current weighted-average cost of capital by 2027.
•The previously announced Transaction terms also include up to $500 million in additional cash payments that are contingent upon regulatory outcomes with respect to certain NJOY products.

Updated 2023 Full-Year Guidance
As a result of the Transaction, we expect to deliver 2023 full-year adjusted diluted EPS in a range of $4.89 to $5.03, representing a growth rate of 1% to 4% from an adjusted diluted EPS base of $4.84 in 2022. Our 2023 full-year adjusted diluted EPS guidance range includes planned investments in support of our Vision, such as (i) continued smoke-free product research, development and regulatory preparation expenses, (ii) enhancement of our digital consumer engagement system and (iii) marketplace activities in support of our smoke-free products, including planned investments behind the U.S. commercialization of ACE. Our updated guidance range also includes estimated amortization charges of approximately $50 million for the remainder of 2023 related to intangible assets acquired in the Transaction.

While the 2023 full-year adjusted diluted EPS guidance accounts for a range of scenarios, the external environment remains dynamic. We will continue to monitor conditions related to (i) the economy, including the impact of inflation, interest rates and global supply chain disruptions, (ii) adult tobacco consumer dynamics, including disposable income, purchasing patterns and adoption of smoke-free products, and (iii) regulatory and legislative developments.

We continue to expect our 2023 full-year adjusted effective tax rate to be in a range of 24.5% to 25.5% and our 2023 capital expenditures to be between $175 million and $225 million. As a result of the Transaction, we have revised our estimate for 2023 depreciation and amortization expenses to be approximately $280 million.

We reaffirm our expectation to complete our previously authorized $1 billion share repurchase program by the end of 2023. Share repurchases depend on marketplace conditions and other factors, and the program remains subject to the discretion of our Board of Directors.

Our full-year adjusted diluted EPS guidance and full-year forecast for our adjusted effective tax rate exclude the impact of certain income and expense items that our management believes are not part of underlying operations. Additional items that may be excluded from our full-year adjusted diluted EPS guidance and full-year forecast for our adjusted effective tax rate include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition-related and disposition-related costs, equity investment-related special items (including any changes in fair value of our equity investment recorded at fair value and any changes in the fair value of related warrants and preemptive rights), certain income tax items, charges associated with tobacco and health and certain other litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as “NPM Adjustment Items”). See Schedule 1 for the income and expense items excluded from our guidance range.

Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS or our reported effective tax rate because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, our adjusted diluted EPS guidance or our adjusted effective tax rate forecast.

Altria’s Profile
We have a leading portfolio of tobacco products for U.S. tobacco consumers age 21+. Our Vision is to responsibly lead the transition of adult smokers to a smoke-free future (Vision). We are Moving Beyond Smoking™, leading the way in moving adult smokers away from cigarettes by taking action to transition millions to potentially less harmful choices - believing it is a substantial opportunity for adult tobacco consumers, our businesses and society.

Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches, and NJOY, LLC (NJOY), currently the only e-vapor manufacturer to receive market authorizations from the U.S. Food and Drug Administration (FDA) for a pod-based e-vapor product.

Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products and, through a separate agreement, we have the exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® and Marlboro HeatSticks® through April 2024.

Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.

The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, on!® and NJOY ACE®. Trademarks and service marks related to Altria referenced in this release are the property of Altria or our subsidiaries or are used with permission.

Learn more about Altria at www.altria.com and follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that are subject to a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results to differ materially from those contained in or implied by the forward-looking statements included in this release are described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q. These factors include the following:

•our inability to anticipate and respond to changes in adult tobacco consumer preferences and purchase behavior;
•our inability to compete effectively;
•the growth of the e-vapor category and other innovative tobacco products, including oral nicotine pouches, contributing to reductions in cigarette and moist smokeless tobacco consumption levels and shipment volume;
•our failure to commercialize innovative products, including tobacco products that may reduce health risks relative to other tobacco products and appeal to adult tobacco consumers;
•changes, including in macroeconomic and geopolitical conditions (including inflation), that result in shifts in adult tobacco consumer disposable income and purchasing behavior, including choosing lower-priced and discount brands or products;
•unfavorable outcomes with respect to litigation proceedings or any governmental investigations;
•the risks associated with significant federal, state and local government actions, including FDA regulatory actions, and various private sector actions;
•increases in tobacco product-related taxes;
•our failure to complete or manage successfully strategic transactions, including the Transaction and other acquisitions, dispositions, joint ventures and investments in third parties or realize the anticipated benefits of such transactions;
•failure to receive FDA authorizations with respect to certain NJOY products;
•our failure to receive future cash payments from PMI pursuant to the transition agreement for the IQOS Tobacco Heating System®;
•significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of changes in macroeconomic, climate and geopolitical conditions;
•our reliance on a few significant facilities and a small number of key suppliers, distributors and distribution chain service providers and the risks associated with an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider;
•the risk that we may be required to write down intangible assets, including trademarks and goodwill, due to impairment;
•the risk that we could decide, or be required to, recall products;
•the various risks related to health epidemics and pandemics, such as the COVID-19 pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and health authorities implement to address them;
•our inability to attract and retain a highly skilled and diverse workforce due to the decreasing social acceptance of tobacco usage, tobacco control actions and other factors;
•the risks associated with the various U.S. and foreign laws and regulations to which we are subject due to our international business operations;
•the risks concerning a challenge to our tax positions, an increase in the income tax rate or other changes to federal or state tax laws;
•the risks associated with legal and regulatory requirements related to climate change and other environmental sustainability matters;

•disruption and uncertainty in the credit and capital markets, including risk of losing access to these markets;
•a downgrade or potential downgrade of our credit ratings;
•our inability to attract investors due to increasing investor expectations of our performance relating to environmental, social and governance factors;
•the failure of our, or our key service providers’ or key suppliers’, information systems to function as intended, or cyber-attacks or security breaches;
•our failure to comply with personal data protection and privacy laws;
•the risk that the expected benefits of our investment in ABI may not materialize in the expected manner or timeframe or at all, including due to foreign currency exchange rates; ABI’s business results; ABI’s share price, impairment losses on the value of our investment, our incurrence of additional tax liabilities related to our investment in ABI and potential reductions in the number of directors that we can have appointed to the ABI board of directors;
•the risks related to the U.S. Federal Trade Commission’s challenge with respect to our former investment in JUUL Labs, Inc. (JUUL), which, if successful, could result in a broad range of resolutions, as well as the outcome of certain other related putative class actions; and
•the risks associated with our investment in Cronos, including legal, regulatory and reputational risks and the risk that the expected benefits of the transaction may not materialize in the expected timeframe or at all.

You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list complete. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	804-484-8222	804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2022 Adjusted Results
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2022 Reported	$7,389	$1,625	$5,764	$3.19
NPM Adjustment Items	(68)	(17)	(51)	(0.03)
Acquisition and disposition-related items	11	2	9	—
Tobacco and health and certain other litigation items	131	33	98	0.05
JUUL changes in fair value	1,455	—	1,455	0.81
ABI-related special items	2,544	534	2,010	1.12
Cronos-related special items	186	—	186	0.10
Income tax items	—	729	(729)	(0.40)
2022 Adjusted for Special Items	$11,648	$2,906	$8,742	$4.84

(Income) Expense Excluded from 2023 Forecasted Adjusted Diluted EPS (1)
Acquisition and disposition-related items(1)	$0.02
Tobacco and health and certain other litigation items(1)	0.16
Loss on disposition of JUUL equity securities	0.14
ABI-related special items	(0.01)
Cronos-related special items	0.01
$0.32
(1) Represents special items for the first quarter of 2023 and additional estimated second quarter of 2023 per share charges of (i) $0.02 related to acquisition-related costs associated with the Transaction and (ii) $0.12 related to tobacco and health and certain other litigation items, primarily resulting from the previously announced agreement to resolve certain JUUL-related state and federal cases.
While we report our financial results in accordance with GAAP, our management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “Updated 2023 Full-Year Guidance” in the release. Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews income tax rates on an adjusted basis. Our adjusted effective tax rate may exclude certain tax items from our reported effective tax rate. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.